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                                                                  EXHIBIT 10.9


                           SHORT-TERM PROMISSORY NOTE



$4,144,916.67                                                   JANUARY 29, 1996
                                                            LOUISVILLE, KENTUCKY



         FOR VALUE RECEIVED, Rally's Hamburgers, Inc., a Delaware corporation ("Maker"), promises to pay to the order of KCC Delaware Company, a Delaware corporation, and GIANT GROUP, LTD., a Delawre corporation, at 150 El Camino Drive, Suite 303, Beverly Hills, California 90212 ("Payee"), or at such other place as may be designated by Payee, the principal sum of Four Million One Hundred and Forty-Four Thousand Nine Hundred and Sixteen Dollars and Sixty Seven Cents ($4,144,916.67), together with interest on the unpaid principal balance hereof from time to time outstanding at the Reference Rate (as hereinafter defined) in effect from time to time, in lawful money of the United States. As used herein, the term "Reference Rate" shall mean and refer to the highest publicly announced "reference" rate of interest of Bank of America National Trust and Savings Association ("Bank of America") (or if such practice of publicly announcing a "reference rate" is discontinued by Bank of America, the highest rate of interest charged by Bank of America for commerical loans of short term maturities to its most credit-worthy large corporate borrowers). Each change in the Reference Rate shall change the rate at which interest accrues hereunder, effective as of the date of such change in the Reference Rate. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues, in accordance with the terms and conditions set forth below.

         Principal and interest on this Note shall be paid as follows:

         a. One Million Seventy Two Thousand Five Hundred Dollars ($1,072,500), together with all accrued and unpaid interest hereon, shall be due and payable on April 1, 1996.

         b. One Million Dollars ($1,000,000), together with all accrued and unpaid interest hereon, shall be due and payable on July 1, 1996.

         c. The remaining principal balance hereof, together with all accrued and unpaid interest hereon, shall be due and payable on September 30, 1996.

         If any payment of principal or interest hereunder is not paid when due: (a) such amount shall thereafter bear interest at
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a per annum rate equal to four percent (4%) above the rate otherwise applicable under this Note (the "Default Rate"); and (b) the Payee may, on written notice to Maker, declare the entire outstanding principal balance hereof, together with all accrued and unpaid interest hereon (the "Acceleration Amount") shall be immediately due and payable and the Default Rate shall thereafter apply to the entire Acceleration Amount.

         Unless expressly indicated to the contrary herein, all payments received on account of this Note shall be applied first to accrued interest, then to charges and fees payable hereunder and then to the unpaid principal balance hereof.

         This Note is made pursuant to that certain Note Purchase Agreement dated as of January 29, 1996, by and between Maker and Payee.

         Maker and any guarantors or endorsers hereof hereby waive diligence, presentment, protest and demand, and notice of protest, notice of demand, notice of dishonor and notice of nonpayment of this Note, and specifically consent to and waive notice of any renewals or extensions of this Note. Maker expressly waives the pleadings of any statute of limitations as a defense to any demand hereunder against Maker.

         Notwithstanding anything in this Note to the contrary, the obligations of Maker under this Note shall be absolute and Maker expressly and unconditionally waives any and all rights to offset, deduct or withhold any payments or charges due under this Note for any reason whatsoever.

         This Note may be prepaid in whole or in part at any time, at the option of Maker, without premium or penalty.

         Notwithstanding anything to the contrary contained in this Note, no interest shall accrue or be payable hereunder that is in excess of the maximum amount permitted under the applicable law relating to usury. Any interest that is in excess of the maximum, amount permitted under the applicable law relating to usury shall be applied to reduce the outstanding principal balance hereof and shall be deemed to represent a prepayment of principal hereunder.

         The acceptance by any holder of this Note of any payment that is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of such holder's rights or remedies at the time or at any subsequent time, without the express written consent of such holder.

         If this Note or any part of the indebtedness represented hereby shall not be paid as aforesaid, then the holder may place this Note or any part of the indebtedness represented hereby in the hands of any attorney for collection, and Maker agrees to pay, in addition to all other amounts due hereunder, all costs of



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collection, including, without limitation, reasonable attorney's fees, whether or not suit be brought.

         This Note may be changed, modified or discharged (other than through payment in full) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         This Note shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

         The times for the performance of any obligation hereunder shall be strictly construed, time being of the essence. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day (as hereinafter defined), the payment shall be made on the next day succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder. As used herein, the term "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under federal law or the laws of the State of California.

         If any provisions of this Note, or the application thereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Note or not applicable to such circumstance, as the case may be, and the remainder of this Note shall not be affected or impaired thereby.

         The terms of this Note apply to, inure to the benefit of, and bind all parties hereto, their successors and assigns.



                               RALLY'S HAMBURGERS, INC.,
                               a Delaware corporation



                               By:      MICHAEL E. FOSS
                                  ------------------------------------
                                  Name:  Michael E. Foss
                                  Title: SVP & Chief Financial Officer







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